UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-34018

300, 625 - 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 27, 2012, the stockholders of Gran Tierra Energy Inc. approved Gran Tierra Energy’s 2007 Equity Incentive Plan, as amended and restated, referred to as the “Incentive Plan,” to make the following changes:

·	increase the aggregate number of shares issuable under the Incentive Plan from 23,306,100 shares to 39,806,100;

·	provide that the number of shares available for issuance under the Incentive Plan will be reduced by one share for each share of common stock issued pursuant to an option or stock appreciation right and 1.55 shares for each share of common stock issued pursuant to a Full Value Award (generally an award other than an option or stock appreciation right, as defined below); and

·	provide that shares forfeited in connection with any stock awards and shares not issued or reacquired to satisfy tax withholding obligations in connection with Full Value Awards will again become available for issuance and clarify that in connection with options and stock appreciation rights, shares not issued or reacquired to satisfy tax withholding obligations, shares used as consideration for the exercise of options or stock appreciation rights or shares repurchased by Gran Tierra Energy on the open market with the proceeds of option or stock appreciation right exercise price will not again become available for issuance under the Incentive Plan.

The Incentive Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights, restricted stock units and other stock awards. Stock options granted under the Incentive Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.  Stock appreciation rights granted under the Incentive Plan may be tandem rights, concurrent rights or independent rights. To date, Gran Tierra has granted only stock options under the Incentive Plan.

The above description of the Incentive Plan is a summary only and is qualified in its entirety by reference to the complete text of the Incentive Plan, which is appended to Gran Tierra Energy’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2012, and available on the SEC’s website.

Item 5.07. Submission of Matters to a Vote of Security Holders

Gran Tierra Energy Inc. held its Annual Meeting of Stockholders on June 27, 2012. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for each director, and for or against each other matter, and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Gran Tierra Energy’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2012 (the “Proxy Statement”).

1. Gran Tierra Energy’s stockholders elected each of the directors proposed by Gran Tierra Energy for re-election, to serve until Gran Tierra Energy’s 2013 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Dana Coffield	167,987,352	386,486
Jeffrey Scott	167,953,319	420,519
Verne Johnson	167,965,438	408,400
Nicholas G. Kirton	167,637,366	736,472
Ray Anthony	164,365,336	4,008,502
J. Scott Price	123,500,754	44,873,084
Gerald Macey	167,633,806	740,032

There were 35,297,136 broker non-votes for this proposal.

2. Gran Tierra Energy’s stockholders approved Gran Tierra Energy’s 2007 Equity Incentive Plan, as amended and restated, as described in the Proxy Statement. The tabulation of votes on this matter was as follows:

Shares voted for:	141,116,918
Shares voted against:	27,171,163
Shares abstaining:	85,757
Broker non-votes	35,297,136

3. Gran Tierra Energy’s stockholders approved, on an advisory basis, a resolution approving the compensation of Gran Tierra Energy’s named executive officers, as disclosed in the Proxy Statement. The tabulation of votes on this matter was as follows:

Shares voted for:	166,147,880
Shares voted against:	2,099,735
Shares abstaining:	126,223
Broker non-votes	35,297,136

4. Gran Tierra Energy’s stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Gran Tierra Energy for its fiscal year ending December 31, 2012. The tabulation of votes on this matter was as follows:

Shares voted for:	203,227,218
Shares voted against:	296,584
Shares abstaining:	147,172
Broker non-votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2012	GRAN TIERRA ENERGY INC.

	By:	/s/ James Rozon
James Rozon
Chief Financial Officer